DAVIDSON & COMPANY     Chartered Accountants                    A Partnership of
                                                      Incorporated Professionals
--------------------------------------------------------------------------------






                          INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Amendment No. 2 to Registration Statement on Form SB-2 of Normark Ventures Corp. of our report dated June 18, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





                                                          /s/ DAVIDSON & COMPANY


Vancouver, Canada                                          Chartered Accountants

May  7,  2002

                          A Member of SC INTERNATIONAL

    1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                  Telephone (604) 687-0947  Fax (604) 687-6172